EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tag-It Pacific, Inc.
21900 Burbank Boulevard, Suite 270
Woodland Hills, CA 91367

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tag-It Pacific, Inc., of our reports dated March 31, 2005 relating to the consolidated statements of operations, stockholders' equity and convertible redeemable preferred stock and cash flows, and financial statement schedule of Tag-It Pacific, Inc. for the year ended December 31, 2004 which appear in Tag-It Pacific, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006.


/s/ BDO Seidman, LLP
Los Angeles, California

April 12, 2007